EXHIBIT 99.2

PURCHASE AND SALE AGREEMENT

SELLER:	Piqua Petro, Inc.	BUYER:	Mid-Con Drilling, LLC, or its assigns
	a Kansas corporation		a Kansas limited liability company
	P.O. Box 446		1330 Avenue of the Americas, Suite 23A
	Iola, KS 66749		New York, NY 10019

PURCHASE PRICE: $480,000.00		CLOSING DATE: December 1, 2017

1) SALE AND PURCHASE: For and in consideration of the mutual benefits to be derived here from, and subject to the terms and conditions hereinafter set forth, Seller shall sell, transfer, convey and deliver to Buyer at closing, and Buyer shall purchase and acquire at closing all right, title, interest and estate of Seller in, to and under the oil and gas leases set forth in Exhibit “A” attached hereto and incorporated herein by reference and other leasehold and mineral interests on the lands covered thereby together with an undivided 100% of all: oil and gas wells thereon, oil and gas equipment and fixtures thereon or used in the operation thereof, equipment and other personal property used in connection with oil and gas operations upon the above described oil and gas leases, (including but not limited to the items described on Exhibit “B” attached hereto and incorporated herein by reference and pipe, pumps, tanks, motors, pump jacks, gathering lines, electric lines, and associated materials and related parts and supplies), easements, permits, rights of way, surface leases, servitudes and agreements insofar as they pertain to the Leases or are related thereto, tenements, hereditaments and appurtenances to said leases, drilling data, electric logs, lease files, land files, well files, division order files, geophysical data/reports, maps, regulatory files, title opinions and records drillers logs, reserve reports, appraisals, evaluations, studies, or any other documents or files prepared for or in any way relating to said oil and gas leases (collectively, the “Leases”).

2) SELLER’S INTEREST: Seller covenants and warrants that it will convey to Buyer at closing the entire working interest in Leases together with outstanding overriding royalty interest burdening said working interest, which interests shall collectively represent not less than the Net Revenue Interest (“NRI”) in each of the Leases set forth on Exhibit “A.” An undivided One Hundred percent (100%) of any overriding royalty interests, production payments, net revenue interest or other right, title or interest in and to the Leases (except landowner royalty interests) which are owned by Seller or any affiliate, or representative of Seller shall be transferred to Buyer on the Effective Date and said interest shall be merged into the working interest and become a part thereof on the Effective Date.

3) PURCHASE PRICE: The purchase price for the Leases shall be FOUR HUNDRED EIGHTY THOUSAND DOLLARS ($480,000.00) (the “Purchase Price”). The Seller shall be responsible for all fees to Sales agents for this transaction.

4) CLOSING: The parties shall use their best efforts to close the transaction contemplated by this Agreement on or before December 1, 2017, and the transaction shall be made effective as of December 1, 2017. However, closing may be postponed if additional time is needed to obtain title opinions upon the Leases, or if any title defect is discovered during Buyer’s due diligence; provided however, closing shall not be postponed more than 30 days after December 1, 2017 without the consent of both parties and the effective date of the transaction shall remain December 1, 2017. The closing shall take place at a location and on a date and at a time to be mutually agreed upon by the Parties. At closing Buyer shall tender the Purchase Price less any other adjustments of the Purchase Price specifically provided for herein, and Seller shall deliver the fully executed Assignment and Bill of Sale in the form attached hereto as Exhibit ‘C’ together with all files and records pertaining to the Leases, including but not limited to drilling data, electric logs, lease files, land files, well files, division order files, geophysical data, maps, regulatory files, title opinions and records drillers logs, reserve reports appraisals, evaluations, studies, or any other documents prepared for or in any way relating to the Leases, executed titles for vehicles which require a paper title and executed bills of sale for all vehicles, equipment and rolling stock which do not require a paper title, to Buyer at closing.

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5) DUE DILIGENCE: Upon Seller’s written acceptance of this Agreement, Buyer and its attorneys, employees and consultants shall be entitled to examine and copy (at Buyer’s expense) Seller’s records pertaining to the Leases, including but not limited to all lease files, operating agreements, deeds and documents of title and all other property records and title opinions, all accounting, geological, geophysical and other records, and all other documents relating to the Leases including well logs and pumper reports. Buyer, at its sole risk and expense, shall also have access to the Wells and the right to observe operations and to inspect any and all equipment, improvements and fixtures related to the Leases. In the event Buyer discovers any unsatisfactory condition during its due diligence Buyer may terminate this Agreement by giving written notice to Seller on or before Closing.

6) CONFIDENTIALITY: Buyer agrees that all information obtained from the examination of Seller’s files and records shall remain confidential. In the event the transactions contemplated by this Agreement are not closed, Buyer will return to Seller all copies of such files and all other information relating to the Leases obtained pursuant to this Agreement, except as to that information obtained from records available to the public. This agreement and the transaction contemplated herein shall be kept confidential and shall not be disclosed to any other party without the written consent of all Parties. Prior to closing, neither party shall make or release any public statements or announcements, including those to the media, concerning this Agreement or any transactions contemplated by this Agreement without the prior written consent of the other. To the extent that either party has a legal obligation or duty to release any public statements or announcements, such announcements shall describe the transaction as one entered into with “an undisclosed Buyer.”

7) TITLES: Prior to closing, Seller shall at its sole expense, provide title opinions prepared by attorneys of Seller’s choosing, covering each of the leases from the date of Patent to a date not earlier than the date this Agreement is executed. Buyer may at its sole cost and expense review such title opinions and conduct such examination of title relating to and the Leases as it sees fit and shall notify Seller in writing, on or before Closing, of any title defect which Buyer requests Seller to cure before closing. In the event Buyer notifies Seller of any defects, Seller shall attempt to cure same. In the event of a title defect which Seller is unable to cure, the parties shall use reasonable efforts to agree on an adjustment of the Purchase Price. In the event the parties are unable to reach such an agreement, Buyer or Seller may terminate this Agreement by giving written notice to the other Party on or before Closing.

8) ENVIRONMENTAL: If, as a result of Buyer’s pre-closing due diligence inspection of the Leases, Buyer objects to the condition of one or more of the Leases because of environmental concerns (“Environmental Defects”), Buyer shall notify Seller of the same on or before Closing. In the event Buyer notifies Seller of any Environmental Defects, Seller shall attempt to cure the same. In the event Seller is unable to cure any such Environmental Defect, the parties shall use reasonable efforts to reach an agreement to appropriately adjust the Purchase Price due to such Environmental Defects; in the event the parties are unable to reach such an agreement, Buyer or Seller may terminate this Agreement by giving written notice to the other Party on or before closing.

9) CONDITIONS: Buyers obligations under this agreement are conditioned upon, Buyer obtaining financing under terms satisfactory to Buyer for the purchase of the Leases hereunder; Buyer entering into an operating agreement providing for the operation of the Leases with an operator chosen by Buyer under terms and conditions satisfactory to Buyer.

10) ADJUSTMENTS: Oil, gas and other production from or attributable to the Leases which was produced prior to the Effective Date shall belong to Seller. Buyer will assume all responsibility for notifying the buyer(s) of production of the change of ownership. Seller and Buyer shall execute such documents as may be reasonably required by any purchaser of production. After the Effective Date, Buyer and Seller will effect a cash adjustment to account for Saleable Oil in any oil storage tank on the Leases on the Effective Date. On the Effective Date the parties will (a) jointly measure the oil above the draw down valve in storage tanks on the Leases (the “Saleable Oil”) and when oil is next sold after the Closing Date the amount allocated to Seller and the landowners shall be divided at that time, and (b) read utility meters so that utility costs can be allocated pursuant to this Agreement with the adjustment for Seller’s share to be made when the utility bill is next received after the Closing Date.

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11) POSSESSION: Transfer of possession of the Leases shall occur at Closing, and Seller shall assume any risk of loss prior to said date. Nothing shall be removed from the leases prior the closing and Seller shall cause the Leases to be operated as a reasonable prudent operator until closing.

12) INDEMNIFICATION: Buyer shall protect, defend, indemnify and hold Seller harmless from the payment of any judgments, claims, costs, expenses and liabilities (“Damages”), whether direct, contingent or otherwise, assessed against Seller which are payable with respect to the ownership or operation of the Leases from and after the Closing Date. Seller shall protect, defend, indemnify and hold Buyer harmless from the payment of any and all Damages, whether direct, contingent or otherwise assessed against Buyer or Seller which are payable with respect to the ownership or operation of the Leases prior to the Closing Date.

13) TAXES: Seller warrants that all ad valorem taxes, personal property, severance and similar taxes and fees for the year 2016 and all prior years has been paid, ad valorem taxes, personal property, severance and similar taxes and fees based upon 2017 production shall be prorated as of the Effective Date. Buyer will bear all applicable sales or similar taxes imposed by any state, county, municipal or other governmental entity as a result of this sale.

14) REPRESENTATIONS AND OTHER WARRANTIES: The Parties represent and warrant to each other as applicable that, as of the Closing Date:

(a) Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate power, authority and the legal right to enter into, execute, deliver and perform the transactions contemplated by this Agreement; this Agreement constitutes a legal, valid and binding obligation of Buyer and Seller, enforceable against each in accordance with its terms.

(b) Seller owns the Leases free and clear of all liens encumbrances, is the owner of all of the working interest, overriding royalty interest, NRI and net mineral acres represented herein, and has the full power and right to sell and convey the same, and Buyer has the full power and right to acquire and operate the same, all pursuant to the terms and conditions of this Agreement.

(c) The Seller is the owner of all of the Leases and will at Closing, have good and merchantable title to the Leases free and clear of all security interests, liens, equities and claims and will have ensured that all operating costs and expenses have been timely paid. Seller is the owner of all personal property, real property, fixtures and improvements to be conveyed as provided herein free of any encumbrances, obligations or restrictions. The title to all personal property, real property, fixtures and improvements is such that upon purchase by Buyer, the title to all of the personal property and fixtures will be free of any encumbrances of any kind.

(d) All rentals, royalties, bonus payments, option payments, deposits and other payments due under the Leases have been fully and promptly paid and there has been no notice of default or forfeiture or demand that any Leases be released.

(e) There are no claims (including claims for taxes), demands, suits, actions, arbitrations or governmental investigations or proceedings pending or threatened against either Seller or the Leases which would affect Buyer’s ownership or operation of the Leases.

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(f) All permits, licenses, orders and approvals of all federal, state and local governments or regulatory bodies required for the operation of the Leases as presently conducted have been obtained; all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened or pending; and none of such permits, licenses, orders or approvals will be affected by the consummation of this Agreement except as any of the same may need to be transferred to Buyer.

(g) Neither party has incurred any obligation or liability, contingent or otherwise, with respect to any broker’s or finder’s fee or commission related to this transaction for which the other party shall have any responsibility.

(h). There are no material contracts related to the operation of the Leases except for ordinary service and supply agreements that are subject to termination on 60 days’ notice or less, and Seller is not in violation, breach or default of any such contracts, and all such contracts have been disclosed to Buyer.

(i). This Agreement and the transaction contemplated hereunder does not require any court approval.

(j). Seller has not violated any applicable law, ordinance, regulation, writ, judgment, decree or order of any court or government or governmental unit in connection with the Leases, the consequence of which, individually or in the aggregate, would have an adverse effect on the Leases, nor is Seller required to notify for, remediate or cure any environmental conditions on or about the Leases or the real estate being transferred to Buyer.

(k). No materials or labor have been provided to the Leases by any party that remains unpaid and could form the basis for a lien to be filed on the Leases or Lease property.

(l). There are no consents or approvals, or waivers of preferential rights necessary to be obtained prior to the execution of this Agreement and the consummation of the transactions contemplated hereby.

(m). The Leases are not subject to any security interests, judgments, liens or other encumbrances which will not be fully paid and discharged as part of closing with the Purchase Price paid by Buyer. Seller shall notify Buyer of the existence of any such lien, judgment, security interest or other encumbrance prior to closing so that prior arrangements can be made for said lien judgment, security interest or other encumbrance to be fully paid and discharged as part of closing.

(n) The Leases are valid, subsisting and continuing oil and gas lease and all of the terms, conditions, and covenants thereof have been fully and timely performed. No action or inaction by Seller or its predecessors in title could have given rise to a forfeiture, termination, or action for cancellation of the Leases; and no act or omission by Seller or any of its agents, employees or predecessors in interest could give rise to an action or claim of any kind relating to the Leases, the operator thereof, or to impair the title to the same. The terms “action or claim” as used in this paragraph shall include any action in tort, contract, regulatory agency claim, environmental claim by any person or entity, and all other claims arising out from any event occurring before closing.

If, on or before closing, it is discovered that either party is in default under any of the above representations and warranties applicable to it, the defaulting party shall use reasonable efforts to cure the same before closing, but if it is unable to do so, then the parties shall use reasonable efforts to adjust the Purchase Price on an equitable basis due such default. If the parties are unable to agree as to such adjustment on or before closing, then the party not in default may terminate this Agreement by giving written notice to the other on or before the Closing.

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The well(s), equipment and other tangible personal property covered hereby are used and are sold on an “as is, where is” basis with all faults, if any, assignor shall have no liability to assignee for any claims, loss or damage caused or alleged to be caused directly or indirectly, incidentally or consequentially, by said well(s) equipment or tangible personal property, by any inadequacy thereof or therewith, arising in strict liability or otherwise, or in any way related to or arising out of this assignment and bill of sale. Assignor makes no express or implied warranties or any kind, including those of merchantability and fitness or a particular purpose with respect to said well(s), equipment and tangible personal property and expressly disclaims any warranties with respect thereto.

15) SURVIVAL AND FURTHER ACTION: The terms and conditions of this Agreement and the representations and warranties contained herein (except those as to which a default may have been discovered prior to Closing and for which an adjustment in the Purchase Price has been made) shall survive the Closing and shall not be merged into or superseded by the Assignment and Bill of Sale or Deed which are executed and delivered at closing. The Parties agree to execute such further documents or take such further actions after the Closing Date which may be necessary in order to effectuate the transactions contemplated hereunder.

16) ASSIGNMENT: This Agreement shall not be assigned without the express written consent of the other party, provided however that Buyer intends to designate a related entity to acquire the Leases and therefore Buyer may assign its rights under this Agreement to said affiliated entity.

17) BINDING EFFECT: Upon execution hereof, this Agreement shall be binding on the Parties hereto, their respective heirs, devisees, personal representatives, successors and assigns.

18) COUNTERPARTS: This Agreement may be executed by Seller and Buyer in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute one Agreement.

19) DEFAULT: Time is of the essence of this Agreement. In the event either Party fails to comply with any of the terms of this Agreement, then this Agreement shall, at the option of the non-defaulting Party, be terminated. If the non-defaulting Party does not exercise the option to terminate this Agreement, the non-defaulting party may require specific performance and also exercise any other legal rights and remedies available under Kansas law. In the event that either party brings suit to enforce the terms of this Agreement or any representation or warranty contained herein, the non-breaching party shall be entitled to recover its cost, expenses and attorney fees incurred in bringing such action and enforcing and collecting any judgment obtained therein from the breaching party.

20) GOVERNING LAW: This Agreement shall be governed, construed and enforced under the laws of the State of Kansas.

21) ENTIRE AGREEMENT: This document sets forth the entire understanding and agreement of the parties on the matters described herein, and this Agreement cancels, supersedes and replaces all prior letters of intent, agreements, arrangements and understandings relating to the subject matter of this Agreement. This Agreement may not be amended, altered or modified, and no term or condition herein shall be deemed waived or released, except by written agreement signed by the parties, and no oral amendment, alteration, modification, waiver or release shall be effective or binding. There are no third party beneficiaries to this agreement.

22) CONSENT OR WAIVER: No consent or waiver, express or implied, by either Party to or of any breach or default by the other Party in the performance of this Agreement shall be construed as a consent or waiver to or of any subsequent breach or default in the performance by such other Party of the same or any other obligations hereunder.

23) JOINT DRAFTING: The Parties shall be considered joint drafters of this Agreement so as not to construe this contract against one Party as drafter more than the other.

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IN WITNESS WHEREOF, this Agreement for Purchase and Sale has been executed this _______ day of November, 2017.

BUYER:		SELLER:

MID-CON DRILLING, LLC:		PIQUA PETRO, INC.:

By:	/s/ James Doris	By:	/s/ Monica Junghans
	James Doris,		Monica Junghans
	President of Viking Energy Group, Inc.,		Vice President
Managing Member

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Exhibit “A”

Description of Leases

JOHN MIKE COLLINS LEASE

Dated:	May 14, 1983
Recorded:	Book 59M, Page 480
Lessor:	John M. Collins and Lucy E. Collins, his wife
Lessee:	H. W. Keys Companies, Inc.
Description:	The Northwest Quarter (NW/4) of Section 16, Township 25 South, Range 17 East, Woodson County, Kansas.
NRI:	87.5%

COLLINS BENNETT #3 LEASE

Dated:	April 22, 1977
Recorded:	Book 46, Page 631
Lessor:	Clifford A. Bennett and Adeline M. Bennett, his wife; George F. Collins and Georgiana L. Collins, his wife; Patrick D. Collins and Norma J. Collins, his wife
Lessee:	Gerald W. Keys
Description:	The Southeast Quarter (SE/4) of Section 16, Township 25 South, Range 17 East, Woodson County, Kansas.
NRI:	87.5%

COLLINS BENNETT #2

Dated:	April 22, 1977
Recorded:	Book 46, Page 629
Lessor:	Clifford A. Bennett and Adeline M. Bennett, his wife; George F. Collins and Georgiana L. Collins, his wife, Patrick D. Collins and Norma J. Collins, his wife
Lessee:	Gerald W. Keys
Description:	The Southwest Quarter (SW/4) of Section 16, Township 25 South, Range 17 East, Woodson County, Kansas.
NRI:	87.5%

BRUENGER LEASE

Dated:	April 22, 2014
Recorded:	Book 2014, Page 0605
Lessor:	Margaret Bruenger, by Vern Bruenger, POA
Lessee:	Piqua Petro Inc.
Description:	SE/4 and SW/4 of the NE/4 of Section 14, Township 25, Range 17, Allen County, Kansas.
NRI:	87.5%

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SHANNON LEASE

Dated:	March 20, 1957
Recorded:	Book M-54, Page 379
Lessor:	David M. Shannon and Eileen L. Shannon, his wife
Lessee:	Harry H. Woodring
Description:

The NW 1/4 except the S 1/2 of the S 1/2 of the NW 1/4, and the NW 1/4 of the NE 1/4, except for road and railroad right-of-way, all in Section 14, Township 25 South, Range 17E of the 6th P.M., all in Allen County, Kansas, containing 160 acres, more or less.

NRI:	87.5%

TEMMING LEASE

Dated:	April 16, 2014
Recorded:	Book 2014, page 0580
Lessor:	Paul Temming
Lessee:	Piqua Petro Inc.
Description:	S/2 of the S/2 of the NW/4 and N/2 of the SW/4 and SE/4 of the SW/4 of Section 14, Township 25, Range 17, Allen County, Kansas.
NRI:	87.5%

LaRUE LEASE

Dated:	May 29, 2015
Recorded:	Book 2015, Page 0771
Lessor:	Joan K. LaRue and/or Dale J. LaRue
Lessee:	Piqua Petro Inc.
Description:	NE/4 of Section 23, Township 25, Range 17, Allen County, Kansas.
NRI:	87.5%

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Exhibit “B”

Description of Specific Vehicles and Inventory

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EXHIBIT ‘C’

ASSIGNMENT FORM

Assignment of Oil and Gas Lease and Bill of Sale

KNOW ALL MEN BY THESE PRESENTS, that Piqua Petro, Inc., a Kansas corporation hereinafter called “Assignor,” for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does grant, bargain, sell convey, transfer, assign and deliver all of Assignor’s right, title, working interest and overriding royalty interest to:

Mid-Con Drilling, LLC,

a Kansas limited liability company

1330 Avenue of the Americas, Suite 23A

New York, NY 10019

hereinafter called “Assignee”, its successors and assigns, in and to the following oil and gas leases and personal property:

(A)	The Oil and Gas Leases described on Exhibit A and the leasehold estate and right, privileges and interests created by said leases subject to all the terms and conditions of said oil and gas lease and extensions thereof (collectively, the “Leases”); AND

(B)	All equipment, wells, structures and personal property, to include fixtures and improvements, currently located on the Leases described above in paragraph (A), and used or useable in connection with oil and gas exploration, production, treatment, storage and marketing activities together with all rights incident thereto and all easements, permits, rights of way, surface fees, surface leases, servitudes and agreements related thereto, all tenements, hereditaments and appurtenances to the Leases, and all files and records pertaining to the same, including but not limited to drilling data, electric logs, lease files, land files, well files, division order files, geophysical data, studies, evaluations, projections, reports, appraisals, valuations, maps, regulatory files and records (collectively, the “Personal Property”).

The Leases and Personal Property are collectively referred to as the “Assigned Property.”

ASSIGNMENT TERMS:

1. GENERAL WARRANTY. Assignor makes this Assignment with general warranty. Assignee accepts the Assigned Property with general warranty by Assignor that nothing has encumbered the title to the same and that any encumbrances held by Assignor are hereby assigned to Assignee. The Net Revenue Interest (N.R.I.) listed on Exhibit A are for the purpose of warranting certain ownership interests, this is an assignment of all of Assignor’s right title and working and overriding royalty interest in said leases notwithstanding the N.R.I. interest listed in Exhibit A. Assignor warrants that it has good merchantable title to the Assigned Property free and clear of all liens and encumbrances

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2. MERGER OF OVERRIDING ROYALTY. In the event the interest assigned herein consists partly of overriding royalty interest and partly of working interest. It is the intention of the Parties that any overriding royalty interest in and to the Leases which burdens the working interest assigned hereon be merged back into the working interests and lose its status as an overriding royalty interest immediately upon the receipt of said interest by Assignee. Therefore, Assignee will be the owner of all of the working interest in and to the Leases, without any overriding royalty interest burdening said working interest. Provided however that all overriding royalty interests assigned hereto burdening any working interest which is not assigned herein shall not be merged with the working interest and shall retain its status as overriding royalty.

3. TRANSFER OF RIGHTS. To the extent transferable, Assignee is hereby granted the right of full substitution and subrogation in and to any and all rights and warranties which Assignor has or may have with respect to the Assigned Property conveyed herein of which Assignor has or may have against any and all preceding owners, vendors or warrantors. The Assigned Property shall include all right, title and interest which Assignor may have in and to the Leases, including but not limited to, leasehold interests, rights of assignment or reassignment, overriding royalties, contractual rights, regulatory authorities and permits or licenses, easements and rights-of-way.

4. FURTHER ASSURANCES. The parties agree to execute, acknowledge and deliver such other and further instruments or documents, and to take such other and further actions as may be reasonably necessary to carry out the provisions of this Assignment.

5. EFFECTIVE DATE. This Conveyance shall be effective as of December 1, 2017, at 12:01 a.m., Central Standard Time.

TO HAVE AND TO HOLD the above described property and easement with all and singular the rights, privileges, and appurtenances thereunto or in any wise belonging to the said Assignee herein, its successors, personal representatives, administrators, executors and assigns forever.

PIQUA PETRO, INC.:

By:
Monica Junghans, Vice President

STATE OF KANSAS COUNTY OF ________________, ss:

This instrument was acknowledged before me on the _____ day of _______________, 2017, by Gregory Lair as president of Piqua Petro, Inc., a Kansas corporation.

Notary Public

Appointment/Commission Expires:

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